As filed with the Securities and Exchange Commission on December 20, 1996
                                                      Registration No. 33-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               SILVER DINER, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                      04-3234411
 (State or other jurisdiction of
 incorporation or organization)            (I.R.S. Employer Identification No.)

                              11806 Rockville Pike
                            Rockville, Maryland 20852
                                  (301)770-0333

          (Address of Principal Executive Offices, Including Zip Code)

         SILVER DINER, INC. 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                                       AND
     SILVER DINER, INC. 1996 CONSULTANT STOCK OPTION AND STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                                Robert T. Giaimo
                                    President
                              11806 Rockville Pike
                            Rockville, Maryland 20852
                     (Name and Address of Agent for Service)

                                 (301) 770-0333
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                            Arnold R. Westerman, Esq.
                        Arent Fox Kintner Plotkin & Kahn
                          1050 Connecticut Avenue, N.W.
                            Washington, DC 20036-5339

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                          Proposed      Proposed
                                          Amount        Maximum            Maximum
       Title of Securities                to be         Offering Price     Aggregate          Amount of Registration
        to be Registered                  Registered    Per Share          Offering Price     Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.00074 par value           175,000       $4.28125(1)        $749,219(1)        $259.00

Options to purchase one share of Common   100,000       $1.794(2)          $179,400(2)        $62.00
Stock, $ .00074 par  value.
=====================================================================================================================

(1) Pursuant to Rule 457(h)(1), based on the average of the high and low prices of the Common Stock reported in the NASDAQ National Market on December 18, 1996, which is within five business days prior to the date of filing.

(2) Pursuant to Rule 457(i), based on the purchase price of an option to purchase one share of Common Stock pursuant to the Black-Scholes methodology based on the average of the high and low prices of the Common Stock reported in the NASDAQ National Market on December 18, 1996, which is within five business days prior to the date of filing.

                                                               Page 1 of _______
                                                       Exhibit Index on Page ___

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

* Information about the Registrant (formerly known as Food Trends Acquisition Corporation) required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to
         Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         1. The Registrant's Form S-4 Registration Statement (File No. 33-98844) filed on November 1, 1995 and declared effective by the Commission on February 1, 1996.

         2. The Registrant's Form S-3 Registration Statement (File No. 333-09735) filed on August 7, 1996 and declared effective by the Commission on August 14, 1996.

         3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 1995.

         4.  Registrant's Form 8-A Registration Statement filed pursuant to
             Section 12 of the Exchange Act,  containing a  description  of the
             Registrant's  common  stock  ("Shares"),   including  any amendment
             or report  filed for the purpose of  updating  such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Eighth of the Registrant's Certificate of Incorporation, as amended, provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the Delaware General Corporation Law, and Article Eighth also provides that the Registrant may indemnify its directors and officers to the full extent permitted by the Delaware General Corporation Law.

         The Registrant has in effect a directors and officers liability insurance policy under which the directors and officers of the Registrant are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index on page 6.

Item 9.  Undertakings

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided,  however,  that the  undertakings  set forth in paragraphs  (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 18th day of December, 1996.

                                     SILVER DINER, INC.


                                     By: \s\ Robert T. Giaimo
                                        -------------------------------
                                        Robert T. Giaimo
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert T. Giaimo and David Oden, and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in
connection   therewith,   with  the Commission,  granting unto said
attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signatures                                           Title                                    Date
----------                                           -----                                    ----
\s\ Robert T. Giaimo                        President, Chief Executive                  December 18, 1996
------------------------------------
Robert T. Giaimo                            Officer and Director

\s\ David Oden                              Vice President and Chief Financial          December 18, 1996
------------------------------------
David Oden                                  Officer

\s\ Catherine Britton                       Director                                    December 18, 1996
------------------------------------
Cathrine Britton

\s\ Clinton Clark                           Director                                    December 18, 1996
------------------------------------
Clinton Clark

\s\ Ype Hengst                              Director                                    December 18, 1996
------------------------------------
Ype Hengst

\s\ Edward H. Kaplan                        Director                                    December 18, 1996
------------------------------------
Edward H. Kaplan

------------------------------------        Director                                    _________________
George A. Naddaff

\s\ Louis P. Neeb                           Director                                    December 18, 1996
------------------------------------
Louis P. Neeb

\s\ Charles Steiner                         Director                                    December 18, 1996
------------------------------------
Charles Steiner

\s\ Douglas M. Suliman                      Director                                    December 18, 1996
------------------------------------
Douglas M. Suliman

                                 EXHIBIT INDEX


                                                                                                 Page
Exhibit
4.   Instruments defining the rights of securityholders:

         (a)      The Silver Diner, Inc. 1996 Non-employee Director Stock Option Plan and exhibits......................................................................7

         (b)      The Silver Diner, Inc. 1996 Consultant Stock Option and Stock Purchase
                  Plan and exhibits................................................................15

5.   Opinion of Arent Fox Kintner Plotkin & Kahn re: validity of securities registered.

23.  Consents of experts and counsel:

         (a)      Consent of Reznick Fedder & Silverman (certified public accountants).............27

         (b)      Consent of KPMG Peat Marwick LLP (certified public accountants)..................28

         (c)      Consent of Arent Fox Kintner Plotkin & Kahn (counsel): included in exhibit 5.....29

24.  Power of Attorney: included on signature page.